SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2008 (May 13, 2008)

RED LAKE EXPLORATION, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52055	20-2138504
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

195 Park Avenue
Thunder Bay
Ontario, Canada P7B 1B9
(Address of Principal Executive Offices)

807-345-5380
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008 Ms. Caitlin Jeffs resigned as our chief financial officer and treasurer and Mr. Joao (John) Da Costa was appointed in her place.  Ms. Jeffs will continue as our chief executive officer, president and secretary.

Mr. Da Costa, age 43, is the founder and president of Da Costa Management Corp., a company that has provided management and accounting services to public and private companies since August 2003.  Mr. Da Costa is also the treasurer of Rock City Energy Corp., a public company, a position he has held since August 2006.

There are no family relationships between Mr. Da Costa and our other officers or directors.

Except as discussed below, we have not entered into any transactions with Mr. Da Costa that we would be required to disclose in accordance with Item 404(a) of Regulation S-K.  Other than the agreement described below, we have not entered into any material plan, contract or arrangement, oral or written, to which Mr. Da Costa is a party in connection with his appointment, including an arrangement for compensation.

Since July 2007 Da Costa Management Corp., a corporation owned and controlled by Mr. Da Costa, has provided us with accounting and management services.  We pay Da Costa Management Corp. $7,500 per month plus expenses for these services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LAKE EXPLORATION, INC.

Dated: May 16, 2008	By:	/s/ Caitlin Jeffs
Caitlin Jeffs Chief Executive Officer and President

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